UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On May 1, 2007, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its third quarter of fiscal 2007 and revised guidance regarding expected earnings for fiscal 2007 and initial guidance regarding expected earnings for fiscal 2008. Harris also announced that its Board of Directors has approved a new $600 million share repurchase program. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Financial Information.
     The press release includes a discussion of non-GAAP financial measures, including net income and net income (or earnings) per diluted share for the third quarter of fiscal 2007 and earnings per share guidance for fiscal 2007, in each case excluding certain costs, expenses, charges, gains or losses. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Net income and net income (or earnings) per diluted share, excluding the impact of: (i) the gain associated with the combination of Harris’ Microwave Communications business and Stratex Networks, Inc. (the “Combination”); (ii) transaction and integration costs associated with the Combination; (iii) the impairment and related charges to Harris’ investment in Terion, Inc.; (iv) charges related to cost-reduction actions and the write-down of capitalized software in Harris’ Broadcast Communications segment; and (v) other costs, expenses and charges outlined in the press release are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income, income per diluted share, and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
     Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that could have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to better understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 8.01 Other Events.
     On April 27, 2007, the Board of Directors approved a new $600 million share repurchase program. While this program does not have a stated expiration date, management currently expects to repurchase $200 million in shares during the fourth quarter of fiscal 2007 and the remaining $400 million in shares over the following 24 months. This new program is expected to result in repurchases well in excess of offsetting the dilutive effect of shares issued under Harris’ share-based incentive plans. Share repurchases are expected to be funded with available cash. Repurchases under this program may be made through open-market purchases, private transactions, transactions structured through investment banking institutions, or any combination thereof. The timing, volume and nature of share repurchases are subject to market conditions, applicable securities laws and other factors and are at the discretion of management and may be suspended or discontinued at any time. This new share repurchase program replaces the prior share repurchase authorization.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is furnished herewith:
99.1	Press Release, issued by Harris Corporation on May 1, 2007 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Vice President and Chief Financial Officer

Date: May 1, 2007

EXHIBIT INDEX

Exhibit No.
Under Regulation
S-K,
Item 601	Description
99.1	Press Release, issued by Harris Corporation on May 1, 2007 (furnished pursuant to Item 2.02 and Item 7.01).

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